EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OF INCORPORATION	DBA
UTI Holdings, Inc.	Arizona	None
Universal Technical Institute of Arizona, Inc.	Delaware	None
Universal Technical Institute of California, Inc.	California	None
Universal Technical Institute of Massachusetts, Inc.	Delaware	None
Universal Technical Institute of North Carolina, Inc.	Delaware	NASCAR Technical Institute; NASCAR Tech
Universal Technical Institute of Northern Texas, LLC	Delaware	None
Universal Technical Institute of Pennsylvania, Inc.	Delaware	None
Universal Technical Institute of Phoenix, Inc.	Delaware	Motorcycle Mechanics Institute; Marine Mechanics Institute; MMI
Universal Technical Institute of Southern California, LLC	Delaware	None
Universal Technical Institute of Texas, Inc.	Texas	None
Universal Technical Institute Ventures, LLC	Delaware	None
U.T.I. of Illinois, Inc.	Illinois	None
Colleges of Dental & Medical Assistants, Inc.	California	Concorde Career Colleges
Concorde Career Colleges, Inc.	Delaware	None
Custom Training Group, Inc.	California	None
Southern California College of Medical & Dental Assistants, Inc.	California	Concorde Career Colleges
Student Funding Group, LLC	Arizona	None
Universal Technical Institute of Northern California, Inc.	California	None
HCP Ed Holdings, Inc.	Delaware	None
Michigan Institute of Aeronautics Inc.	Michigan	MIAT College of Technology; MIAT
2611 Corporate West Drive Venture LLC	Delaware	None
United Health Career Institute, Inc.	California	Concorde Career Colleges
Universal Technical Institute Northeast, LLC	Delaware	None
UTI of Arizona, LLC	Delaware	Universal Technical Institute of Arizona, LLC
UTI South Florida, LLC	Delaware	None
UTI WEST TEXAS, LLC	Delaware	None
Universal Technical Institute of San Antonio, LLC	Delaware	None
Universal Technical Institute of Atlanta, LLC	Delaware	None